UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 24, 2011

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 East De La Guerra Street, 2nd Floor
Santa Barbara, California 93101
(Address of principal executive offices)

(805) 884-9977
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 24, 2011, the Company’s board of directors elected Jerry Rubinstein to fill a vacancy on the board.  Mr. Rubinstein will also chair the Company’s Audit Committee.  Mr. Rubinstein has received a grant of 450,000 restricted shares of the Company’s Common Stock as a member of the board of directors and an additional 450,000 restricted shares of the Company’s Common Stock as Chairman of the Audit Committee, all of which vest annually over a three-year period commencing May 1, 2011.  Mr. Rubinstein will also receive annual cash compensation of $50,000 as a director and an additional $100,000 as chair of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date: May 27, 2011	By:	/s/ Paul Feller
Paul Feller, Chairman of the Board and Chief
Executive Officer (principal executive officer)